Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 22, 2004 relating to the financial statements and financial statement schedule, which appear in The Scotts Miracle-Gro Company’s Annual Report on Form 10-K for the year ended September 30, 2006.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
November 12, 2007

1